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                                                                   EXHIBIT 10.33


                            STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of October 22, 2001 (the "Effective Date"), is entered into by and between SPSS INC., a Delaware corporation, with headquarters located at 233 South Wacker Drive, Chicago, Illinois 60606 ("SPSS"), and America Online, Inc., a Delaware corporation, with headquarters located at 22000 AOL Way, Dulles, Virginia 20166 ("Buyer").

                              W I T N E S S E T H:

     WHEREAS, SPSS and Buyer are entering into that certain Strategic Online Research Services Agreement dated of even date herewith (the "Research Services Agreement");

     WHEREAS, pursuant to the Research Services Agreement, SPSS is issuing to Buyer such number of newly issued, unregistered shares of SPSS Common Stock, $.01 par value per share (the "Common Stock"), as more fully described herein; and

     WHEREAS, SPSS and Buyer are executing and delivering this Agreement in accordance with and in reliance upon an exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act" or the "Act"), and/or Section 4(2) of the 1933 Act.

     NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.   ISSUANCE OF SHARES; SHARE CONSIDERATION.

     a. AGREEMENT TO ACQUIRE. The parties hereto acknowledge and agree that, in consideration of (i) the services being provided pursuant to the Research Services Agreement and (ii) the exclusivity and marketing support provided by Buyer described therein, SPSS shall, among other things, issue, and Buyer or Buyer's designee shall acquire, that number of shares of Common Stock calculated in accordance with the provisions of Section 1.b below (collectively, the "Shares"). In the event that any of the calculations performed in Section 1.b below yields an aggregate number of Shares owned by Buyer (calculated at the time of each such issuance) which is greater than 4.9% of SPSS's issued and outstanding shares of Common Stock, the number of such shares of Common Stock will be reduced to equal 4.9% of SPSS's issued and outstanding shares of Common Stock as of the Effective Date or the date of the applicable Subsequent Share Issuance (as defined in Section 1.b(ii)hereof), and SPSS will pay Buyer the Gap Amount (pursuant to and as defined in the Research Services Agreement) in immediately available funds to an account designated by Buyer. Notwithstanding anything to the contrary contained herein, fractional shares shall not be issued. In lieu of fractional shares, the Initial Share Consideration and/or any Subsequent Share Consideration (as each is defined in Section 1.b(i) and Section 1.b(ii), respectively) for the shares of Common Stock acquired by Buyer hereunder shall be adjusted such that only whole shares shall be issued hereunder.

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     b.   ISSUANCE AND DELIVERY OF SHARES. The Shares shall be issued and delivered to Buyer according to the following schedule:

          (i) On the Effective Date, SPSS shall deliver that number of shares of Common Stock (the "Initial Shares") up to, but not to exceed, 4.9% of the issued and outstanding shares of Common Stock (the "Initial Share Issuance") calculable by dividing THREE MILLION AND NO/100 dollars ($3,000,000) (subject to adjustment to prevent the issuance of fractional shares) (the "Initial Share Consideration") by the average of the closing prices of SPSS Common Stock, as quoted on the NASDAQ National Market ("NASDAQ") for the five (5) trading days preceding the Effective Date (the "Initial Share Consideration Closing Price"). In the event that the closing price of SPSS Common Stock, as quoted on the NASDAQ on the day (as it applies to this Section 1.b.(i), the "Preceding Date") preceding the date the Registration Statement required by Section 4.a(i)(A) becomes effective (the "Registration Statement Effective Date Closing Price"), is less than the Initial Share Consideration Closing Price, then at SPSS's option with notice of SPSS's election to be given to Buyer on the day preceding the Preceding Date, (A) SPSS shall deliver to Buyer a cash amount, in immediately available funds to an account designated by Buyer, equal to the difference between the Initial Share Consideration and the fair market value of the number of shares of SPSS Common Stock SPSS would have issued to Buyer had the Initial Share Consideration Closing Price equaled the Registration Statement Effective Date Closing Price, or (B) SPSS shall issue to Buyer that number of shares equal to the difference between (y) the number of shares of SPSS Common Stock SPSS would have issued to Buyer had the Initial Share Consideration Closing Price equaled the Registration Statement Effective Date Closing Price and (z) the number of Initial Shares actually issued to Buyer on the Effective Date, provided, however, that any shares of SPSS Common Stock to be issued to Buyer pursuant to this sentence shall be included within the Registration Statement required by Section 4.a(i)(A) hereof, or (C) any combination thereof. In the event that the Registration Statement Effective Date Closing Price is greater than the Initial Share Consideration Closing Price, then, at Buyer's option with notice of Buyer's election to be given to SPSS on the day preceding the Preceding Date, Buyer shall deliver to SPSS (A) a cash amount, in immediately available funds to an account designated by SPSS, equal to the difference between fair market value of the number of shares of SPSS Common Stock SPSS would have issued to Buyer had the Initial Share Consideration Closing Price equaled the Registration Statement Effective Date Closing Price and the Initial Share Consideration, or (B) that number of shares of SPSS Common Stock equal to the difference between the number of Initial Shares determined by dividing the Initial Share Consideration by the Initial Share Consideration Closing Price and the number of Initial Shares determined by dividing the Initial Share Consideration by the Registration Statement Effective Date Closing Price, provided, however, that SPSS is only obligated to make effective the registration of Buyer's resale of that number of shares of SPSS Common Stock held by Buyer following the application of Buyer's delivery obligations set forth in this sentence, or (C) any combination thereof.

          (ii) On each of the first, second and third anniversary dates of the Effective Date, SPSS shall deliver that number of shares of Common Stock (the "Subsequent Shares") up to, but not to exceed, in the aggregate taken together with all other shares of Common Stock held by Buyer, 4.9% of the issued and outstanding shares of Common Stock on the date of issuance (each hereinafter referred to individually as a "Subsequent Share Issuance" and collectively as the "Subsequent Share Issuances") calculable by dividing THREE MILLION AND NO/100 DOLLARS ($3,000,000) (subject to adjustment to prevent the issuance of fractional shares) (each hereinafter referred to as a "Subsequent Share Consideration") by the average of the closing prices of SPSS Common Stock, as quoted on the NASDAQ for the five (5) trading days preceding each applicable anniversary date of the Effective Date (each such price a "Subsequent Share Consideration Closing Price"). In the event that the closing price of SPSS Common Stock, as quoted on the NASDAQ on the day (as it applies to this Section 1.b(ii), the "Subsequent Preceding Date") preceding the applicable date that any Registration Statement required by
                Section 4.a(i)(B) becomes effective (each such price a "Subsequent Registration Statement Effective Date Closing Price"), is less than the corresponding Subsequent Share Consideration Closing Price, then at SPSS's option with notice of SPSS's election to be given to Buyer on the day preceding the Subsequent Preceding Date, (A) SPSS shall deliver to Buyer a cash amount, in immediately available funds to an account designated by Buyer, equal to the difference between the Subsequent Share Consideration and the fair market value of the number of shares of SPSS Common Stock SPSS would have issued to Buyer had the applicable Subsequent Share Consideration Closing Price equaled the corresponding Subsequent Registration Statement Effective Date Closing Price, or (B) SPSS shall issue to Buyer that number of shares equal to the difference between
                (y) the number of shares of SPSS Common Stock SPSS would have issued to Buyer had the applicable Subsequent Share Consideration Closing Price equaled the corresponding Subsequent Registration Statement Effective Date Closing Price and (z) the number of Subsequent Shares actually issued to Buyer on the applicable date of such Subsequent Share Issuance, provided, however, that any shares of SPSS Common Stock to be issued to Buyer pursuant to this sentence shall be included within the applicable Registration Statement required by Section 4.a(i)(B) hereof, or (C) any combination thereof. In the event that any Subsequent Registration Statement Effective Date Closing Price is greater than any corresponding Subsequent Share Consideration Closing Price, then, at Buyer's option with notice of Buyer's election to be given to SPSS on the day preceding the Subsequent Preceding Date, Buyer shall deliver to SPSS (A) a cash amount, in immediately available funds to an account designated by SPSS, equal to the difference between the fair market value of the number of shares of SPSS Common Stock SPSS would have issued to Buyer had any applicable Subsequent Share Consideration Closing Price equaled the corresponding Subsequent Registration Statement Effective Date Closing Price and the Subsequent Share Consideration, or (B) that number of shares of SPSS Common Stock equal to the difference between the number of Subsequent Shares determined by dividing the Subsequent Share Consideration by the Subsequent Share Consideration Closing Price and the number of Subsequent Shares determined by dividing the Subsequent Share Consideration by the Subsequent Registration Statement Effective Date Closing Price, provided, however, that SPSS is only obligated to make effective the registration of Buyer's resale of that number of shares of SPSS Common Stock held by Buyer following the application of Buyer's delivery obligations set forth in this sentence, or (C) any combination thereof.

          (iii) Any monetary payments to be made by either party pursuant to this Section 1.b shall be made within two (2) business days of the date that the Registration Statement required by Section 4.a(i) hereof becomes effective.

          (iv) Notwithstanding the provisions of Sections 1.b.(i) and (ii) above, SPSS shall have no obligation to issue and deliver, and Buyer shall have no right to receive, any portion of the Shares if the Research Services Agreement has been terminated prior to the date on which the Initial Share Issuance or any Subsequent Share Issuance occurs. In addition, in the event a dispute occurs between SPSS and Buyer with respect to the terms and provisions of the Research Services Agreement, SPSS shall have no obligation to issue and deliver, and Buyer shall have no right to receive, any portion of the Shares that are to be issued to Buyer on the Effective Date or on the date of any Subsequent Share Issuance, until such disputes have been mutually resolved by the parties. Further, the six (6) month and two (2) month time period set forth in Sections 4.a(i)(A) and 4.a(i)(B) below, pursuant to which SPSS is obligated to make effective Registration Statement(s) for Buyer's resale of any portion of the issued Shares, shall each be extended, as applicable, by the corresponding number of days that it takes for the parties to resolve any disputes that arise as described in the immediately preceding sentence. Subject to the provisions of Section 4 hereof, the Shares, when issued and delivered to Buyer, shall be unencumbered and freely tradable by Buyer.

     2.   BUYER REPRESENTATIONS AND WARRANTIES.

     Buyer represents and warrants to SPSS as follows:

     a. Without limiting Buyer's right to sell any portion of the Shares pursuant to a Registration Statement registering the sale of such Shares on account of Buyer, Buyer acknowledges that the sale and issuance of the Shares to be delivered to Buyer on the Effective Date or on the date of any applicable Subsequent Share Issuance may not have been registered pursuant to the 1933 Act and that, to the extent the sale and issuance of the Shares by SPSS to Buyer is not subject to an effective Registration Statement, Buyer is acquiring the Shares for its own account for investment only and not with a view towards the resale or distribution of any part thereof and not with a view to or for sale in connection with any distribution thereof.

     b. Buyer is (i) an "accredited investor" as that term is defined in Rule 501 of Regulation D as presently in effect, (ii) experienced in making investments of the kind described in this Agreement and the related documents,
(iii) able, by reason of the business and financial experience of its officers (if an entity) and/or professional advisors (who are not affiliated with or compensated in any way by SPSS or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Shares.

     c. Buyer understands that the Shares to be issued and delivered on the Effective Date or on the date of any applicable Subsequent Share Issuance may not have been registered under the 1933 Act, or any applicable state securities laws. Therefore, Buyer shall not sell or offer to sell all or any portion of the Shares except pursuant to registration of the Shares under the 1933 Act or an exemption from registration requirements of United States federal and state securities laws and in compliance with all applicable state securities laws.

     d. Buyer understands that the Shares to be issued and delivered to Buyer on the Effective Date or on the date of any applicable Subsequent Share Issuance may be offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that SPSS is relying upon the truth and accuracy of, and Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire any portion of the Shares.

     e. Buyer and its advisors have been furnished with all materials relating to the business, finances and operations of SPSS and materials relating to the offer and sale of the Shares which have been requested by Buyer. Buyer and its advisors have been afforded the opportunity to ask questions of SPSS and have received complete and satisfactory answers to any such inquiries.

     f. Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares.

     g. This Agreement has been duly and validly authorized, executed and delivered on behalf of Buyer and is a valid and binding agreement of Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

     3.   SPSS REPRESENTATIONS AND WARRANTIES.

     SPSS represents and warrants to Buyer that:

     a. SPSS STATUS. SPSS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power to own its properties and to carry on its business as presently conducted and as proposed to be conducted by it. SPSS is duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of its business or properties makes such qualification or licensing necessary, except where the failure to so qualify or be licensed would not have a material adverse effect on the business, financial condition, results of operations, assets, liabilities or prospects of SPSS.

     b.   AUTHORIZED AND OUTSTANDING STOCK; ISSUANCE OF SECURITIES.

          (i) The authorized capital stock of SPSS (immediately prior to the Initial Share Issuance) consists of Fifty Million (50,000,000) shares of Common Stock, $0.01 par value per share, 14,107,400 of which were issued and outstanding as of September 30, 2001. As of September 30, 2001, SPSS has granted options to acquire 4,991,790 shares of SPSS Common Stock upon the exercise thereof under SPSS's Third Amended and Restated 1995 Equity Incentive Plan, 1999 Employee Equity Incentive Plan and Amended 1991 Stock Option Plan.

          (ii) The offer, issuance and sale of the Shares pursuant to this Agreement have been duly authorized by all necessary corporate action on the part of SPSS. The Initial Shares, when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and any Subsequent Shares, when issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable. None of the offer, issuance or sale of the Shares is subject to, or in violation of, any preemptive rights, rights of first refusal, or other rights to purchase such stock, pursuant to any agreement or commitment of SPSS.

     c. BINDING AGREEMENT. This Agreement and the transactions contemplated hereby have been duly and validly authorized by SPSS (including any actions to be taken by SPSS's officers, directors and stockholders), this Agreement has been duly executed and delivered by SPSS and this Agreement, when executed and delivered by SPSS, will be a valid and binding agreement of SPSS enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

     d. NON-CONTRAVENTION. The execution, delivery and performance of this Agreement by SPSS, the issuance of the Shares, and the consummation by SPSS of the transactions contemplated by this Agreement do not and will not conflict with or result in a material breach by SPSS of any of the terms or provisions of, or constitute a default under (i) SPSS's Certificate of Incorporation or by-laws, (ii) any agreement, contract, lease, license, equipment lease, indenture, mortgage, deed of trust, or other material agreement (oral or written) or instrument to which SPSS is a party or by which it or any of its properties or assets are bound, (iii) any existing applicable law, rule, or regulation or any applicable decree or judgment, except any such law, rule, regulation, decree or judgment which would not have a material adverse effect on the transactions contemplated herein, or (iv) any judgment, writ, decree, order, law, statute, ordinance, rule or regulation applicable to SPSS or any of its properties or assets, except any such conflict, breach or default which would not have a material adverse effect on the transactions contemplated herein.

     e. APPROVALS. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market is required to be obtained by SPSS in connection with the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby, including, but not limited to, the issuance and sale of the Shares to Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained. Based upon the representations made by Buyer in Section 2 of this Agreement, the offer and sale of the Shares to Buyer will be in compliance with applicable federal and state securities laws.

     f.   COMMISSION DOCUMENTS; FINANCIAL INFORMATION.

          (i) SPSS has made all filings with the Commission required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the 1933 Act, on a timely basis. SPSS has previously made available to Buyer complete and accurate copies, as amended or supplemented through the date hereof, of the following forms filed with the Commission: (A) Form 10-Q under the Exchange Act for the period ended March 31, 2001, (B) Form 10-Q under the Exchange Act filed for the period ended June 30, 2001, (C) Form 10-K, as amended, for the fiscal year ended December 31, 2000, and (D) each Form 8-K filed during fiscal year 2001 (such reports, including any Exchange Act reports to be filed by the Company after the date hereof, are collectively referred to herein as the "Company Reports"). As of their respective dates, the Company Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (ii) The audited financial statements and unaudited interim financial statements of SPSS included in the Company Reports (A) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, (B) have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), and (C) fairly presented in all material respects (subject, in the case of the unaudited interim financial statements, to normal, year-end audit adjustments, none of which will be material) the consolidated financial condition, results of operations and cash flows of SPSS as of the respective dates thereof and for the periods referred to therein.

     g. ABSENCE OF CERTAIN CHANGES. Except as disclosed in the Company Reports, since June 30, 2001, there has been no change, event or effect that is materially adverse to the assets, business, financial condition or the results of operations of SPSS, except for those changes, events and effects that are disclosed in the Company Reports.

     h. LITIGATION. Except as otherwise set forth on Schedule 4(h), there is no action, suit or legal proceeding, or governmental inquiry or investigation, pending against SPSS, or, to SPSS's knowledge, threatened against SPSS which (a) questions the validity of this Agreement or the right of SPSS to enter into this Agreement or perform any of its obligations hereunder or (b) is reasonably likely to have a material adverse effect on the assets, business, financial condition or results of operations of SPSS.

     i. UNDISCLOSED LIABILITIES. SPSS has no liability (whether absolute, accrued, contingent or otherwise), except for (i) liabilities reflected in the Company Reports, (ii) liabilities which have arisen since June 30, 2001 in the ordinary course of business and that are consistent with past experience and
(iii) contractual liabilities incurred in the ordinary course of business.

     j.   PROPRIETARY ASSETS.

          (i) Except as otherwise set forth on Schedule 3(j), SPSS (A) owns or has the right to use all Proprietary Assets (as defined below) used in or necessary for its business as currently conducted and as proposed to be conducted, free and clear of all material liens, and all such Proprietary Assets are sufficient to enable SPSS to conduct its business in the manner in which such business has been and is being conducted free from liabilities or valid claims of infringement or misappropriation by third parties; and (B) has taken reasonable and customary measures and precautions necessary to protect and maintain the confidentiality and secrecy of all its Proprietary Assets (except the Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all its Proprietary Assets.

          (ii) Except where such infringement, misappropriation or unlawful use has not had or could not reasonably be expected to have a material adverse effect on the assets, business, financial condition or the results of operation of SPSS, SPSS is not infringing, misappropriating or making any unlawful use of any Proprietary Asset owned or used by any other individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization or a government or agency or political subdivision thereof (each, a "Person"); and no claims or notices (in writing or otherwise) with respect to Proprietary Assets have been communicated to SPSS: (A) to the effect that the manufacture, sale, license or use of any Proprietary Assets as now used or currently offered or proposed for use or sale by SPSS infringes or potentially infringes, or constitutes a misappropriation or unlawful use of any patent, trademark, trade name, service mark, copyright, maskwork, trade secret or other proprietary or intellectual property right of a third party, or (B) challenging the ownership or validity of any of the rights of SPSS to or its interest in such Proprietary Assets. SPSS has not received any notice to the effect that any patents or registered trademarks, service marks or copyrights held by SPSS are invalid or not subsisting. To SPSS's knowledge, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Proprietary Asset used in or pertaining to the business of SPSS.

          (iii) SPSS has not licensed any of its Proprietary Assets to any Person on an exclusive basis or entered into any covenant not to compete or contract limiting its ability to sell its products or services in any market or geographical area or with any Person other than restrictions in a license agreement that are typical of those granted in the ordinary course of business in its industry.

          (iv) As used herein, the term "Proprietary Assets" means: (A) any patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, source code, databases, invention, design, blueprint, engineering drawing, proprietary product, technology, or other proprietary or intellectual property right or intangible asset, in any medium in whole or in part; and (B) any right to use or exploit any of the foregoing.

     k. COMPLIANCE WITH LAWS. SPSS is not (i) subject to the terms or provisions of any material judgment, decree, order, writ or injunction or (ii) in violation of any terms or provisions of any laws, rules, or regulations, except where such violations do not and are not likely to have a material adverse effect on the assets, business, financial condition or results of operations of SPSS or as disclosed in the Company Reports.

     4.   SECURITIES MATTERS

     a.   REGISTRATION OF SPSS COMMON STOCK.

          (i)   (A)   SPSS will file one or more Registration Statements on Form
                      S-3 (together with all amendments and supplements thereto, including post-effective amendments, and all materials incorporated by reference or deemed to be incorporated by reference therein) under the 1933 Act and the rules and regulations promulgated thereunder, and shall make all commercially reasonable efforts to cause the Registration Statement to be declared effective by the Commission and to maintain the effectiveness of the Registration Statement, for the registration of the resale of the Initial Shares by Buyer, which such Registration Statement(s) shall be effective within six (6) months of the Effective Date; provided, however, that in no event shall SPSS cause the Registration Statement to be declared effective by the Commission within five (5) trading days of an announcement or other event relating to SPSS which has had a negative effect on SPSS's trading price during such five (5) day period.

                (B) Prior to the date of each Subsequent Share Issuance, SPSS will file one or more Registration Statements on Form S-3 or another form available for registration (together with all amendments and supplements thereto, including post-effective amendments, and all materials incorporated by reference or deemed to be incorporated by reference therein) under the 1933 Act and the rules and regulations promulgated thereunder, and shall make all commercially reasonable efforts to cause the Registration Statements to be declared effective by the Commission and to maintain the effectiveness of the Registration Statements, for the registration of the resale of the applicable portion of the Subsequent Shares by Buyer, which such Registration Statements shall be effective within two (2) months of the applicable Subsequent Share Issuance; provided, however, that in no event shall SPSS cause the Registration Statement to be declared effective by the Commission within five (5) trading days of an announcement or other event relating to SPSS which has had a negative effect on SPSS's trading price during such five (5) day period.

          (ii) If and to the extent necessary, Buyer shall cooperate with SPSS in connection with the registration of the Initial Shares issued on the Effective Date and the registration of the Subsequent Shares to be issued on the date of each Subsequent Share Issuance, and shall provide such information and execute such documents as SPSS shall reasonably request in connection with such registration.

          (iii) (A)   In the event that the resale of the Initial Shares has not been registered under an effective Registration Statement within six (6) months of the Effective Date, SPSS shall be obligated to pay Buyer Three Million Dollars ($3,000,000)
                      (the "Initial Payment") in accordance with the provisions of Section 4.a.(iv) below.

                (B) In the event that the resale of any portion of the Subsequent Shares has not been registered under an effective Registration Statement within two (2) months of the date of any Subsequent Share Issuance, SPSS shall be obligated to pay Buyer Three Million Dollars ($3,000,000) (any such payment a `Subsequent Payment") in immediately available funds to an account designated by Buyer in lieu of the Subsequent Shares to be issued to Buyer on the date of such Subsequent Share Issuance.

          (iv)  (A)   With respect to SPSS's obligation to pay Buyer any
                      monetary amounts in accordance with the provisions of
                      Section 4.a.(iii) above, as of the Effective Date, SPSS will deliver to Buyer a letter of credit in the aggregate of $3,000,000, in the form attached hereto as Exhibit A and made a part hereof, within two (2) business days of the Effective Date. In the event SPSS fails to deliver the letter of credit to Buyer within two (2) business days of the Effective Date, Buyer shall have the right to either
                      (a) automatically terminate the Agreement or (b) instruct
                      SPSS to pay $3,000,000 to Buyer in immediately available
                      U.S. funds to an account designated by Buyer, which such payment shall be made by SPSS within one (1) business day of Buyer's notification to SPSS of its election under this sentence of Section 4.a.(iv)(A). SPSS shall only be obligated to maintain the letter of credit until SPSS has effectively registered the resale of the Initial Shares within the six (6) month period following the Effective
                      Date.

                (B) Notwithstanding the foregoing, in the event SPSS has not registered the resale of the Initial Shares as contemplated in Section 4.a.(iii)(A) above or registered the resale of any portion of the Subsequent Shares as contemplated by Section 4.a(iii)(B) above, SPSS shall be under no obligation to deliver the Initial Payment or any Subsequent Payment, as the case may be, to Buyer until Buyer has provided written confirmation evidencing the transfer of all of the Initial Shares or the applicable portion of the Subsequent Shares, as the case may be, from its broker-dealer to SPSS's transfer agent in accordance with the instructions provided by SPSS to Buyer in order to enable Buyer to effect properly such transfer.

          (v) In the event that SPSS fails to maintain the effectiveness of any Registration Statement pursuant to which Buyer has the right to resell any of the Initial Shares or any portion of the Subsequent Shares, as the case may be, Buyer shall have the right to require SPSS to purchase that portion of the Initial Shares or any portion of the Subsequent Shares, as the case may be, which Buyer then currently owns at a per share purchase price equal to the closing price of SPSS Common Stock, as quoted on the NASDAQ on the date Buyer attempts to resell such Initial Shares or the applicable portion of the Subsequent Shares, as the case may be.

          (vi) SPSS shall be obligated to deliver to Buyer the Initial Payment, any Subsequent Payment and any purchase price calculated in accordance with the provisions of Section 4.a(v) above, as the case may be, within two (2) business days of the date on which such right accrued, provided that Buyer has tendered written confirmation evidencing the transfer of the applicable portion of the Shares in accordance with the provisions of Section 4.a(iv)(B) above.

     b. REGISTRATION EXPENSES. SPSS shall be responsible for and shall pay all fees, costs and expenses incurred by it relating to the registration of the issuance of the Shares by SPSS and/or the resale thereof by Buyer, including without limitation, all Commission and NASDAQ registration and filing fees, and all fees and expenses of compliance by SPSS with the federal securities laws or any applicable state blue sky laws, but not including (i) any fees and expenses of Buyer's counsel or other expenses of Buyer incurred in connection with the execution and delivery of this Agreement or the Research Services Agreement or (except as provided above) the resale of all or any portion of the Shares or pursuant to Section 4.a(iv)(A) above, and (ii) underwriters' fees or expenses, broker's costs, commissions and other similar disposition costs associated with the SPSS Common Stock owned by Buyer.

     c.   POTENTIAL RESTRICTIONS. Buyer understands and agrees, as follows:

          (i) The Shares may not be subject to a Registration Statement under the 1933 Act, and may be issued pursuant to exemptions from registration under the 1933 Act which exemptions depend, among other things, on the bona fide nature of Buyer's investment intent.

          (ii) Buyer shall not transfer the Shares except in compliance with the provisions of the 1933 Act. Any proposed transferee of any of the Shares shall agree to take and hold such securities upon the conditions set forth in Section 4(c)(iii) hereof.

          (iii) Until a Registration Statement registering the resale of the Shares by Buyer is declared effective, such Shares may not be offered, sold or transferred in the absence of an effective Registration Statement or an exemption therefrom or in contravention of the terms and conditions of this Agreement. When the Registration Statement registering the resale of the Initial Shares and any portion of the Subsequent Shares, as the case may be, is declared effective by the Commission, that portion of the Shares subject to the effective Registration Statement shall be unencumbered and freely tradable by Buyer.

          (iv) Unless a Registration Statement under the 1933 Act covering transactions in the Shares has been declared effective by the Commission and such Registration Statement remains effective at the time of transfer, each transferee of Shares shall agree in writing to comply in all respects with the provisions of this
                Section 4(c). Prior to any proposed transfer of any such Shares, the holder thereof shall give written notice to SPSS of such holder's intention to effect such transfer and shall comply with the requirements set forth in the balance of this section. Each such notice shall describe the manner and circumstances of the proposed transfer in reasonable detail, and shall be accompanied by (1) a "no action" letter from the Commission to the effect that the distribution of such Shares without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, or (2) such other showing reasonably satisfactory to SPSS and its counsel that the proposed transfer of such Shares may be effected without registration under the 1933 Act, including, but not limited to, Rule 144 eligibility, whereupon the holder of such Initial Shares shall be entitled to transfer such securities in accordance with the terms of the notice delivered by the holder to SPSS. None of Buyer nor any transferee of all or any portion of the Shares shall be required to comply with the provisions of this Section 4(c) from and after the date on which a Registration Statement registering the resale of the Shares shall be declared effective by the Commission.

     d. INDEMNIFICATION. If and to the extent that Buyer shall transfer any of the Initial Shares or any portion of the Subsequent Shares, as the case may be, pursuant to a Registration Statement as provided above:

          (i) SPSS will indemnify and hold harmless Buyer, any underwriter (as defined in the 1933 Act) for Buyer and each person, if any, who controls Buyer or underwriter within the meaning of the 1933 Act or the Exchange Act against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
                (iii) any violation or alleged violation by SPSS of the 1933 Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the Exchange Act or any state securities law; and SPSS will pay to Buyer, underwriter or controlling person, any and all legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 4(d)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of SPSS, which consent shall not be unreasonably withheld or delayed, nor shall SPSS be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a

                Violation which occurs in reliance upon and in conformity with written information furnished by Buyer any controlling person of Buyer expressly for use in connection with such registration.

          (ii) Buyer will indemnify and hold harmless SPSS, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls SPSS within the meaning of the 1933 Act, any underwriter, and any controlling person of any such underwriter, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the 1933 Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Buyer expressly for use in connection with such registration, and Buyer will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 4(d)(ii), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 4(d)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Buyer, which consent shall not be unreasonably withheld or delayed.

          (iii) Promptly after receipt by an indemnified party under this
                Section 4(d) of notice of any claim, demand or the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4(d), deliver to the indemnifying party a written notice of the claim, demand or action and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel and local counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to a conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of receipt by the indemnified party of notice of such claim, demand or commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 4(d).

          (iv) If the indemnification provided for in this Section 4(d) from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative faults of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any fees, charges or expenses (including fees, disbursements and other charges of legal counsel) reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person.

     e. ADDITIONAL OBLIGATIONS OF SPSS. With respect to any registration hereunder, SPSS shall:

          (i) furnish to Buyer such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as Buyer may reasonably request in order to facilitate the disposition by Buyer of any portion of the Shares, if any;

          (ii) use reasonable efforts to qualify the securities covered by any Registration Statement filed by SPSS pursuant to the terms of this Agreement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement;

          (iii) to the extent required by NASDAQ requirements, notify NASDAQ of the issuance of the Shares of SPSS; and

          (iv) notify Buyer as promptly as possible, at any time when a prospectus relating to the resale of any portion of the Shares is required to be delivered under the 1933 Act, of the happening of any event of which SPSS has knowledge as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

     5. REPORTS UNDER THE EXCHANGE ACT. With a view to making available to Buyer the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the Commission that may at any time permit Buyer to sell securities of SPSS to the public without registration, SPSS agrees to use its reasonable efforts to (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times; (b) file with the Commission in a timely manner all reports and other documents required of SPSS under the 1933 Act and the Exchange Act; and (c) furnish to Buyer forthwith upon request a written statement by SPSS that it has complied with the reporting requirements of the Exchange Act, a copy of the most recent annual or quarterly report of SPSS, and such other reports and documents so filed by SPSS as may be reasonably requested in availing Buyer of any rule or regulation of the Commission permitting the sale of any securities of SPSS held by Buyer without registration.

     6.   CONDITIONS PRECEDENT.

     a. CONDITIONS TO BUYER'S OBLIGATION. The obligation of Buyer to acquire the Shares on the Effective Date and on the date of any Subsequent Share Issuance, as the case may be, is subject to the following conditions:

          (i) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of SPSS set forth in Section 3 hereof shall be true, accurate and correct in all material respects on and as of the Effective Date, and shall be true, accurate and correct in all material respects on and as of each Subsequent Share Issuance, in each case with the same effect as though such representations and warranties had been made as of the Effective Date and on the date of each Subsequent Share Issuance.

          (ii) PERFORMANCE. SPSS shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement and in the Research Services Agreement that are required to be performed or complied with by it on or before the Effective Date or the date of any applicable Subsequent Share Issuance, as the case may be.

          (iii) OPINION OF COUNSEL. SPSS shall have delivered to Buyer an opinion of counsel, in form and substance reasonably satisfactory to Buyer, with regard to the Shares, in the form attached hereto as Exhibit B.

     b. CONDITIONS TO SPSS'S OBLIGATION. The obligation of SPSS to issue the Shares to Buyer on the Effective Date and/or the date of any Subsequent Share Issuance, as applicable, is subject to the following conditions:

          (i) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer set forth in Section 2 hereof shall be true, accurate and correct on and as of the Effective Date and/or the date of any Subsequent Share

                Issuance, as applicable, with the same effect as though such representations and warranties had been made as of the Effective Date and/or the date of any Subsequent Share Issuance, as applicable.

          (ii) SECURITIES LAW QUALIFICATION. The offer and sale to Buyer of the Shares shall be qualified or exempt from qualification under all applicable federal and state securities laws.

          (iii) PERFORMANCE. Buyer shall have performed and complied with all agreements, obligations and conditions contained in this Agreement and in the Research Services Agreement that are required to be performed or complied with by it on or before the Effective Date or the date of any applicable Subsequent Share Issuance, as the case may be.

     7.   EFFECTIVE DATE AND SUBSEQUENT ISSUANCE DATE DELIVERIES.

     a. DELIVERIES OF SPSS. Buyer shall have received prior to or on the Effective Date and/or the date of each Subsequent Share Issuance, as applicable, all of the following documents, each in form and substance reasonably satisfactory to Buyer and its counsel:

          (i) A certificate of the Chief Executive Officer and the Chief Financial Officer of SPSS stating:

                (A) with respect to the Effective Date, that the representations and warranties of SPSS set forth in
                      Section 3 hereof are true, accurate and correct in all material respects on and as of the Effective Date.

                (B) with respect to the date of each Subsequent Share Issuance, that the representations and warranties of SPSS set forth in Section 3 hereof are true, accurate and correct in all material respects on and as of the date of such applicable Subsequent Share Issuance.

                (C) with respect to the Effective Date and the date of each Subsequent Share Issuance, that all agreements, obligations and conditions contained in this Agreement required to be performed and complied with by SPSS prior to or on the Effective Date or the date of such applicable Subsequent Share Issuance, as the case may be, have been performed or compiled with.

                (D) Written confirmation that the Initial Shares to be issued on the Effective Date have been issued and delivered by SPSS's transfer agent in accordance with the instructions provided by Buyer in order to enable SPSS to properly effect such issuance and delivery. Written confirmation that the Subsequent Shares to be issued on the applicable date of any Subsequent Share Issuance have been issued and delivered by SPSS's transfer agent in accordance with the instructions provided by Buyer in order to enable SPSS to effect properly such issuance and delivery.

     b. DELIVERIES OF BUYER. SPSS shall have received prior to or on the Effective Date and/or the date of each Subsequent Share Issuance, as applicable, a certificate of an authorized officer of Buyer stating that (A) with respect to the Effective Date, that the representations and warranties of Buyer set forth in Section 2 hereof are true, accurate and correct on and as of the Effective Date, and (B) with respect to the date of each Subsequent Share Issuance, that the representations and warranties of Buyer set forth in Section 2 hereof are true, accurate and correct on and as of the date of such applicable Subsequent Share Issuance.

     8.   MISCELLANEOUS.

     a. NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     b. AMENDMENTS, WAIVERS AND CONSENTS. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     c. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of SPSS and Buyer and their respective heirs, successors and assigns

     d. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Agreement or any other instrument or document delivered in connection herewith, shall survive the execution and delivery hereof or thereof and shall terminate one year after the date of the last Subsequent Share Issuance.

     e. PRIOR AGREEMENTS. This Agreement and any related documents constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

     f. SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this the Agreement in any other jurisdiction.

     g. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with the internal laws of the State of Illinois, without giving effect to its conflict of laws principles.

     h. HEADINGS. Article, section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     i. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     j. FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of SPSS, Buyer shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the Shares.

     9. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given, (i) on the date delivered, (a) if by personal delivery, or (b) if advance copy is given by fax, (ii) seven business days after deposit in the United States Postal Service by regular or certified mail, or (iii) three business days mailing by international express courier, with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto:

          SPSS:        SPSS Inc.
                       233 South Wacker Drive
                       Chicago, Illinois  60606
                       Attention: Jack Noonan President and
                         Chief Executive Officer
                       Facsimile: 312-651-3558

                       with a copy to:

                       Lawrence R. Samuels, Esq.
                       Ross & Hardies
                       150 North Michigan Avenue
                       Suite 2500
                       Chicago, Illinois  60601
                       Facsimile: 312-750-8600

          BUYER:       America Online, Inc.
                       22000 AOL Way
                       Dulles, Virginia 20166
                       Attention: David M. Colburn, President, Business
                         Affairs and Development
                       Facsimile: 703-265-1202

                       with a copy to:

                       America Online, Inc.
                       22000 AOL Way
                       Dulles, Virginia 20166
                       Attention: General Counsel
                       Facsimile: 703-265-2208

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date set forth below.


BUYER:


America Online, Inc., a Delaware corporation


By:  /s/ Lynda M. Clarizio
   ----------------------------------------
     Name:  Lynda M. Clarizio
     Title: Senior Vice President


SPSS:

SPSS INC., a Delaware corporation



By:  /s/ Jack Noonan
   ----------------------------------------
     Jack Noonan
     President and Chief Executive Officer